Exhibit 99.2

[EXECUTION VERSION]

Confirmed Receivables Unsecured Program Agreement (this “Agreement”) by and among JPMORGAN CHASE BANK, NATIONAL ASSOCIATION (together with its successors and assigns, the “Bank”), and THE PEP BOYS - MANNY, MOE & JACK (COMPANY) (the “Buyer”) dated  as of June 29, 2007.

WHEREAS, the Buyer purchases merchandise for resale in its retail and commercial outlets offering automotive parts, tires, and accessories and complimentary merchandise and automotive repair, maintenance and installation services (“Eligible Goods”) from those suppliers of Buyer that are identified on Schedule 1, as amended, modified or supplemented from time to time (collectively, “Suppliers” and individually, a “Supplier”), and generate accounts receivable for Suppliers for which the Buyer is the obligor (collectively, the “Receivables” and individually, a “Receivable”).

WHEREAS, from time to time in accordance with the terms of the Program, upon the request of a Supplier, Buyer may confirm the amount owed under certain Receivables through APAR or any similar Internet Web site (the “Site”) operated by JPMorgan Chase Bank, National Association (as operator and documentation agent for the Site, the “Documentation Agent”) in connection with providing services to customers relating to Receivables for trade transactions payable by or to such entity (the “Program”) or, if the Site is unavailable, by other means acceptable to the Documentation Agent.

WHEREAS, the Buyer wishes to acknowledge the terms that will be applicable to the Confirmed Receivables (as defined below), and to request the Bank to offer to purchase Confirmed Receivables from Suppliers during the Commitment Period, and in accordance with the terms and conditions of a Receivables Purchase Agreement between the Bank and a Supplier, and subject to the following terms and conditions;

THEREFORE, to induce the Bank and/or other Investors to make such offers and to purchase Confirmed Receivables from Suppliers, the Bank and the Buyer agree as follows:

1.                   Defined Terms.  As used in this Agreement, the following terms shall have the meanings specified below. Terms not otherwise defined herein shall have the meaning set forth in the form of Receivables Purchase Agreement attached as Exhibit A hereto:

(a)                    “Affiliate” shall mean, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

(b)                   “Business Day” shall mean any day on which commercial banks in New York City, New York are not authorized or required to be closed for business.

(c)                    “Buyer Account” shall have the meaning set forth in paragraph 2(b).

(d)                   “Change in Law” shall mean (a) the adoption of any law, rule or regulation after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by Bank (or, for purposes of paragraph 5(a), by any purchasing office of Bank or by

Bank’s holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement.

(e)                    “Commitment Period” shall mean a period of 364 days from the Effective Date, as the same may be extended from time to time pursuant to paragraph 3(e).

(f)                      “Confirmation” means a posting by the Buyer on, or other computer transmission sent by the Buyer to, the Site listing Receivables, which shall in each case include the following information: supplier name, Receivable date, Receivable number, maturity date, face amount and currency.

(g)                   “Control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.  “Controlling” and “Controlled” have meanings correlative thereto.

(h)                   “Costs” shall have the meaning set forth in paragraph 5(c).

(i)                       “Credit Memo” shall have the meaning set forth in paragraph 2(e).

(j)                       “Customer Dispute” shall mean, with respect to any Purchased Receivable, any cause for nonpayment of such Purchased Receivable by Buyer for any reason, including, without limitation, deficiencies in the relevant Supplier’s actual or alleged performance, or any alleged defense, offset or counterclaim, act of God, war, civil strife, currency restriction, change in law or governmental policy or foreign political impediment.

(k)                    “Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

(l)                       “Document” shall mean any Receivables Purchase Agreement, Electronic Services Agreement, Rebate Agreement, Offer, or any separate electronic transmission or written agreement between Bank and Buyer or between Bank and a Supplier relating to the Program.

(m)                 “Dollars”, “$” and “U.S. $” shall mean the lawful currency of the United States of America.

(n)                   “Due Date” shall mean, with respect to any Purchased Receivable, the earlier of (i) the Maturity Date thereof and (ii) the date on which the Obligations shall become due pursuant to paragraph 9(b) hereof.

(o)                   “Effective Date” shall mean the date agreed by the parties hereto to be the first day of the Commitment Period.

(p)                   “Electronic Services Agreement” means any agreement between Bank and Buyer with respect to APAR or JPMorgan Access (or such products under a different name or any products replacing, supplementing or modifying such products).

(p)                   “Electronic Transmission” shall mean any computer transmission sent in accordance with the requirements of the Electronic Services Agreement.

(q)                   “Event of Default” shall have the meaning set forth in paragraph 9(a).

(r)                      “Face Amount” shall mean, with respect to any Confirmed Receivable, the Dollar amount thereof specified in such Confirmation.

(s)                    “Good Faith” shall mean honesty in fact in the conduct of the transaction concerned.

(t)                      “Governmental Authority” shall mean the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

(u)               “Indemnified Person” shall have the meaning set forth in paragraph 5(c).

(v)               “Instructions” shall have the meaning set forth in paragraph 3(d).

(w)                 “Material Adverse Effect” shall mean a material adverse effect on (i) the business, assets, operations, prospects or condition, financial or otherwise, of a party, taken as a whole, (ii) the ability of a party to perform any of its Obligations under this Agreement or the other Documents or (iii) the rights of or benefits available to the other party under this Agreement or the other Documents.

(x)                 “Maturity Date” shall mean, with respect to any Confirmed Receivable, the Maturity Date therefor specified in the related Confirmation, provided that if such date is not a Business Day in respect of such Receivable, the Maturity Date shall be the next succeeding Business Day.

(y)               “Obligations” shall mean all obligations and liabilities of Buyer to Bank in respect of any and all Confirmed Receivables and under this Agreement or the other Documents, whether matured or unmatured, absolute or contingent, now existing or hereafter incurred.

(z)                     “OFAC” shall have the meaning set forth in paragraph 6(e).

(aa)              “Person” shall mean any natural person, corporation, limited liability Buyer, trust, joint venture, association, Buyer, partnership, governmental authority or other entity.

(bb)        “Program Amount” shall mean a maximum commitment amount for purchase by Bank or any Investor of all right, title and interest in Eligible Receivables pursuant to the terms and conditions of the Documents, in an aggregate unpaid Face Amount not to exceed US$45,000,000.00 at any one time outstanding.

(cc)              “Receivables Purchase Agreement” shall mean any Receivables Purchase Agreement substantially in the form of Exhibit A hereto, entered into between Bank and a Supplier, including such modifications and amendments as may be agreed to from time to time between Bank and such Supplier.

(dd)            “Request” shall have the meaning set forth in paragraph 2(b).

(ee)              “Site” shall mean the JPMorgan APAR Internet Web Site operated by the Documentation Agent having the URL address as shall be notified to Buyer by the Documentation Agent from time to time, to the extent that such Web site is accessible by Buyer.

(ff)                  “Transaction” shall mean the purchase or payment of Confirmed Receivables pursuant to this Agreement (collectively, the “Transactions”).

2.                   Confirmation.

(a)                    Buyer hereby acknowledges and agrees that when it submits a Confirmation for a Receivable (each Receivable for which the Documentation Agent receives a Confirmation, a “Confirmed Receivable”), either through the Site or by other means acceptable to the Documentation Agent:

(i)                        Buyer is irrevocably representing, warranting, acknowledging and agreeing, with respect to each Confirmed Receivable, that each of the representations, warranties, covenants and agreements contained herein is true and correct and that all of such representations, warranties, covenants and agreements are binding on Buyer;

(ii)                     Each Confirmation constitutes Buyer’s unconditional agreement to offer to pay the relevant Supplier or its assignees the face amount of the Receivables specified in such Confirmation on the Maturity Date(s) specified in such Confirmation.  With respect to each Confirmed Receivable, Buyer’s obligation to pay is absolute and unconditional and shall be without any claim, abatement, deduction, reduction or setoff of any kind (which may only be made as a separate claim against the relevant Supplier and not offset against such Confirmed Receivable or against any assignee of such Confirmed Receivable), including, without limitation, any transfer to any assignee, any modification to any agreement not approved by any assignee of such Confirmed Receivable, any default, fraud, wrongdoing, act, omission, delay, or waiver, in each case, by Buyer or any of its agents that might, but for this provision, constitute a legal or equitable discharge of Buyer’s obligation.  Each Supplier may sell, negotiate, discount, assign, pledge or otherwise transfer any Confirmed Receivable to Bank or any other Investor, who will be entitled to the full benefit of the representations, warranties, covenants and agreements made herein.

(iii)                  If any Confirmed Receivable is not paid in full on the Maturity Date for such Confirmed Receivable as identified through the Site or through other means acceptable to the Documentation Agent, the unpaid amount of such Confirmed Receivable will bear interest from such Maturity Date to the date payment is made at a rate per annum equal to (i) for the period from but not including such Maturity Date to and including five (5)  Business Days thereafter, the “prime rate” of interest announced from time to time by Bank (which is not necessarily the lowest rate charged to a customer) changing when and as such prime rate changes (the “Prime Rate”) and (ii) thereafter to the date payment is made, 2% above the Prime Rate, or if lower, (iii) the maximum rate permitted by law; such late payment interest will be due and payable by Buyer on demand.

(iv)                 All information relating to a Receivable appearing in any Confirmation is true, correct and complete. Each such Receivable constitutes a right to payment for goods sold or services rendered to Buyer. No such Receivable is evidenced by a promissory note or other Instrument or by Chattel Paper (as each such term is defined in Article 9 of the Uniform Commercial Code of the jurisdiction in which the relevant Supplier is located).

(v)                    The execution and delivery by Buyer of this Agreement and the performance of its obligations hereunder have been duly authorized by all necessary action on its part and do not contravene (i) its certificate of articles of incorporation or by-laws, (ii) any law, rule or regulation applicable to it, (iii) any restrictions under any agreement, contract, or instrument to which it is a party or by which it or any of its property is bound, or (iv) any order, writ, judgment, award, injunction or decree binding on or affecting it or its property.  This Agreement and the Confirmed Receivables constitute the legal, valid, and binding obligations of Buyer enforceable against it in accordance with their respective terms, except as such enforcement may be limited by applicable bankruptcy or insolvency laws relating to or limiting creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

(vi)                 Buyer will take all such further actions as Bank may reasonably request in furtherance of this Agreement.

(b)                   Each Confirmation by Buyer shall constitute (i) an irrevocable request to Bank to offer to purchase from the Supplier specified therein, the Confirmed Receivables described therein for the Discounted Purchase Price (each, a “Request”) and, (ii) with respect to any Purchased Receivables, (A) an unconditional agreement to pay to Bank the aggregate Face Amount  thereof on the applicable Maturity Date, or if earlier, the Due Date therefor, and (B) an irrevocable Instruction to debit Buyer’s account at the Bank (specified under Buyer’s signature line hereto) (the “Buyer Account”) in such amount on such Maturity Date or such earlier Due Date.

(c)                    In addition, for any Receivable described in a Request other than a Purchased Receivable, pursuant to the terms of the Electronic Services Agreement such Confirmation also constitutes an irrevocable Instruction to Bank to debit the Buyer Account in an amount equal to the Face Amount of each such Receivable, and to pay such amount to the Supplier on the applicable Maturity Date, provided that such funds are available in the Buyer Account.

(d)                   Buyer shall provide such other information regarding the Receivables specified in a Confirmation, the relevant Supplier or the related commercial transaction as Bank shall reasonably request.

(e)                    If Buyer shall indicate in a Confirmation that a Supplier has issued a credit memo to Buyer in respect of a Confirmed Receivable payable to such Supplier (a “Credit Memo”), subject to the terms and conditions hereof, Bank shall apply such Credit Memo as follows: (i) Bank shall include the amount of such Credit Memo in a Offer to such Supplier and if such Supplier has not provided an Instruction and Notice of Auto-Discount Election under its Receivables Purchase Agreement, shall reduce the Discounted Purchase Price of any Purchased Receivable included in the Supplier’s Acceptance thereof, or (ii) Bank shall include the amount of such Credit Memo in a Offer to such Supplier and if such Supplier has provided an Instruction and Notice of Auto-Discount Election under its Receivables Purchase Agreement, shall reduce the Discounted Purchase Price of any Eligible Receivable included in such Offer or (iii) if none of the Confirmed Receivables are Purchased Receivables, Bank shall reduce the amount, if any, to be paid to Supplier by Bank pursuant to paragraph 2(c)  hereof, provided that in no case shall any amount payable pursuant to this paragraph 2(e) be reduced to an amount less than zero. Buyer’s obligation to pay the Face Amount of a Confirmed Receivable shall be reduced to the extent that Bank applies the amount of a Credit Memo to such Confirmed Receivable in accordance with this subsection.

3.   Commitment

(a)                    Bank hereby agrees, subject to the terms and conditions set forth herein, to offer to purchase, or to arrange for the offer by an Investor to purchase, Confirmed Receivables from Suppliers during the Commitment Period in an aggregate Face Amount at any one time outstanding not to exceed the Program Amount.

(b)                   (i) Bank shall only provide such offers to a Supplier that has executed and delivered a Receivables Purchase Agreement and has satisfied the conditions to effectiveness thereof. Subject to the terms and conditions of such Receivables Purchase Agreement, Bank shall pay such Supplier (A) the Discounted Purchase Price for the Designated Receivables which are the subject of an Acceptance, on the applicable Purchase Date, or (B) if such Supplier has selected the Instruction and Notice of Auto-Discount Election under its Receivables Purchase Agreement, the Discounted Purchase Price for the Designated Receivables, on the applicable Purchase Date and (C) pursuant to the terms of the Electronic Services Agreement, for any Receivable described in a Request other than a Purchased Receivable, provided that such funds are available in the Buyer Account, an amount equal to the Face Amount thereof on the applicable Maturity Date.

(c)                    Inquiries, communications and instructions (whether oral, telephonic, written, telegraphic, facsimile, electronic or other) regarding a Transaction, any Request, any Offer, any Acceptance and this Agreement are each referred to herein as “Instructions” (and the term “Request” is subsumed within the term “Instruction”). Bank’s records of the content of any Instruction shall be conclusive absent manifest error.

(d)                   At the request of Buyer, the Commitment Period may be extended by Bank, in its sole discretion, for additional 364-day periods. If Buyer wishes to extend the Commitment Period by an additional 364-day period, Buyer shall request such an extension at least 45 calendar days prior to the end of such Commitment Period, and, following Buyer’s request, Bank shall notify Buyer at least 30 calendar days prior to the end of such Commitment Period whether Bank will, in Bank’s sole discretion, agree to such extension.  For the avoidance of doubt, and without limitation of the generality of any of the foregoing, any extension by Bank of the Commitment Period will be subject to, among other things, Bank’s willingness to offer to purchase, and its assessment of pricing for and other factors relating to, receivables of Buyer at then prevailing market Discount Purchase Prices.

(e)                    Buyer may terminate, or from time to time reduce, the Program Amount; provided that (i) any reduction of the Program Amount shall be in an amount that is an integral multiple of $1,000,000 and not less than $1,000,000 and (ii) Buyer shall not terminate or reduce the Program Amount if the aggregate Face Amount of outstanding Purchased Receivables would exceed the Program Amount as so reduced or terminated. The Buyer shall notify the Bank of any election to terminate or reduce the Program Amount at least 30 days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof.  Each notice delivered by Buyer pursuant to this paragraph 3(e) shall be irrevocable and any termination or reduction of the Program Amount shall be permanent.

4.   Conditions Precedent

The obligations of Bank under Section 3 are subject to satisfaction of each of the following conditions precedent (or waiver thereof in accordance with paragraph 15):

(a)                    All conditions to purchase set forth in the Receivables Purchase Agreement of the relevant Supplier;

(b)                   All Purchase Criteria shall have been met;

(c)                    No Confirmed Receivable which is the subject of an offer to purchase shall have a remaining tenor to Maturity Date greater than 210 days; and

(d)                   No Default or Event of Default shall have occurred and be continuing.

5.   Additional Buyer Obligations

(a)                    If Bank in its sole discretion determines that an increase in the cost of or reduction in the yield or amount received or receivable by Bank in connection with Bank’s commitment hereunder, or with its purchase and maintaining on its books of outstanding Purchased Receivables, has resulted from any Change in Law regarding any reserve (including any special deposit or similar requirement), assessment, capital or similar requirement (including changes in the capital adequacy conversion factor), or any change in generally accepted accounting principles, relating to Bank’s commitment to purchase, or the purchase and maintaining on its books of, such Receivables, then Bank shall be entitled to thereafter end the Commitment Period on 30 days written notice to Buyer. Buyer acknowledges that there may be various methods of allocating costs to a Transaction and agrees that Bank’s allocation for purposes of determining the costs referred to above shall be conclusive and binding upon Buyer provided such allocation is made in Good Faith. A certificate of Bank setting forth in reasonable detail the computation of the amount or amounts referred to in this clause (a) shall be delivered to Buyer and shall be conclusive absent manifest error.

(b)                   All payments shall be made to Bank in immediately available funds, free and clear of and without deduction for any present or future taxes, levies, imposts, deductions, charges, withholdings, set-off or other liabilities. Payments shall be made to the account of the Bank specified under its signature hereto.  Buyer shall pay all withholding, stamp and other taxes or duties imposed by any taxing authority on payments under any Purchased Receivable and this Agreement and shall indemnify Bank against all liabilities, costs, claims, and expenses resulting from Bank having to pay or from any omission to pay or delay in paying any duty or tax (provided that in no event shall Buyer be required to pay Bank any income or franchise taxes imposed on (or measured by) Bank’s net income by the United States of America or any state or local taxing authority in New York).

(c)                    The Buyer shall indemnify and hold harmless the Bank and any Investor and the Documentation Agent, and each of their respective affiliates, officers, employees, directors and agents (each, an “Indemnified Person”), from and against any and all liabilities, losses, damages, costs and expenses of any kind, including reasonable fees and disbursements of counsel (“Costs”), incurred in connection with (i) any investigative, administrative or judicial proceeding relating to or arising out of the Transactions or the Buyer’s participation in the Program, (ii) the enforcement against the Buyer or any of its subsidiaries or affiliates of this Agreement or any other Document entered into in connection with the Program to which the Buyer or any of its subsidiaries or affiliates is party, (iii) any failure by the Buyer or any of its subsidiaries or affiliates to comply with any term of any Document in connection with the Program to which it is party, (iv) any breach by the Buyer or any of its subsidiaries or affiliates of any representation or warranty made in any Document in connection with the Program to which it is a party, (v)

Bank’s refusal to purchase or arrange for the purchase or payment by an any Confirmed Receivable which is the subject of a Request, whether or not an Acceptance or Offer  has been provided by Bank, upon or during the continuance of any Event of Default or for which Buyer is unable or unwilling to make any payment to Bank required hereunder, (vi) the acts or omissions of any present or future de jure or de facto governmental or regulatory authority or cause or event beyond the control of such Indemnified Person; except that the Buyer shall not be liable for any Costs of any Indemnified Person to the extent any of the foregoing is found in a final judgment by a court of competent jurisdiction to have arisen from such Indemnified Person’s gross negligence or willful misconduct. If and to the extent that the obligations of Buyer under this paragraph are unenforceable for any reason, Buyer shall make the maximum contribution to the Costs permissible under applicable law.

(d)                   Buyer will (i) comply in all material respects with all foreign and domestic laws, rules and regulations (including foreign exchange control regulations, the United States Treasury Office of Foreign Asset Control (“OFAC”) sanctions regulations and other trade-related regulations) now or hereafter applicable to each Transaction, the transactions underlying each Confirmed Receivable or Buyer’s execution, delivery and assert against Bank any defense, counterclaim, set-off or other right it has against any Supplier or any assignee of Supplier’s rights or obligations in connection with any Customer Dispute or otherwise with respect to the transactions underlying any Confirmed time against any Supplier; (iv) provide Bank with prompt notice of the occurrence of any Event of Default; (v) permit Bank (or its representatives) to inspect and audit Buyer’s books and records with respect to the Purchased Receivables upon reasonable notice and (vi) within 45 days after the end of its fiscal quarter or within 90 days after the end of its fiscal year, as the case may be, furnish Bank with Buyer’s most recent year-end and quarterly, financial statements (as audited) and such other information as Bank shall reasonably request regarding the financial condition, business or operations of Buyer.

6.   Limitation of Liability.

(a)                    The liability of Bank (or any other Indemnified Person) under, in connection with and/or arising out of this Agreement, any Document or any Transaction, regardless of the form or legal grounds of the action or proceeding, shall be limited to any direct damages suffered by Buyer that are caused directly by Bank’s gross negligence or willful misconduct, Buyer’s aggregate remedies against Bank and any Indemnified Person hereunder shall in no event exceed the aggregate amount paid by Buyer to Bank in respect of all Transactions, plus interest. Notwithstanding anything to the contrary herein, Bank and the other Indemnified Persons shall not, under any circumstances whatsoever, be liable for any punitive, consequential, indirect or special damages or losses regardless of whether Bank or any Indemnified Person shall have been advised of the possibility thereof or of the form of action in which such damages or losses may be claimed. Buyer shall take commercially reasonable action to avoid and mitigate the amount of any damages claimed against Bank or any Indemnified Person, including by enforcing its rights in the underlying transaction.  Any claim by Buyer for damages under or in connection with this Agreement, any Document or any Transaction shall be reduced by an amount equal to the amount of the loss that would have been

(b)                   Without limiting any other provision of this Agreement, Bank, each Investor and each other Indemnified Person (if applicable): (i) may purchase any Confirmed Receivable;(ii) may accept any Documents which appear on their face to have been signed, presented or issued (X) by any purported successor or transferee of any Supplier or other party required to sign, present or issue the Documents or (Y) under a new name of the Supplier; (iii) shall not be responsible for the identity or authority of any presenter or signer of any Document or the form, accuracy, genuineness, or legal effect of any Confirmed Receivable or of any Documents; (iv) may act upon any Instruction which it, in Good Faith, believes to have been given by a Person or entity authorized to give such Instruction; (vi) shall not be responsible for any errors, omissions, interruptions or delays in transmission or delivery any message, advice or document (regardless of how sent or transmitted) or for errors in interpretation of technical terms or in translation, or any consequence arising from causes beyond the control of Bank, (vii) shall not be responsible for any acts, omissions or fraud by, or the solvency of, any Supplier or any other Person; and (viii) shall have no obligation to discount any Confirmed Receivable upon or during any Event of Default or for which Buyer is unable or unwilling to reimburse or indemnify Bank, notwithstanding any provision by Bank to the Supplier of a Offer (provided that Buyer acknowledges that if Bank shall later be required to purchase such Confirmed Receivable, Buyer shall be liable therefor in accordance with paragraph 2).

7.                   Representations and Warranties

(a)                    Buyer hereby represents and warrants as of the date of this Agreement and of each Confirmation that:

(i)                                     it has all necessary power and authority to enter into and perform this Agreement;

(ii)                                  it has obtained all authorizations, consents and approvals required for it to enter into this Agreement and has or shall, in a timely manner, file such notices or filings or obtain such other approvals as may be required for it to perform this Agreement in accordance with its terms, except in either case as could not be reasonably expected to have a Material Adverse Effect;

(iii)                               this Agreement constitutes the legal, valid and binding obligation of Buyer, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law;

(iv)                              the execution, delivery and performance of this Agreement or any Document by Buyer does not and will not contravene (A) its charter, by-laws or other organizational documents, (B) any order or writ binding on or affecting Buyer or its properties, or (C) any other agreement or arrangement to which Buyer is a party or by which it or its properties may otherwise be bound, the contravention of which agreement or arrangement would have a Material Adverse Effect;

(v)                                 the financial statements most recently furnished to Bank by Buyer fairly present the financial condition of Buyer in accordance with generally accepted accounting principles, and there has been no material adverse change in Buyer’s business, condition (financial or otherwise) or results of operation taken as a whole since the date of Buyer’s most recent annual financial statements;

(vi)                              no information now or hereafter furnished by Buyer to Bank in connection with this Agreement, any Document or any Confirmed Receivable is or shall be materially false or misleading when furnished;

(vii)                           There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of Buyer, threatened against or affecting. Buyer or any of its Subsidiaries (A) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, in the aggregate, to have a Material Adverse Effect, or (B) that involve this Agreement, any Document, any Confirmed Receivable or any Transaction;

(viii)                        No Default or Event of Default has occurred and is continuing;

(ix)                                Buyer is acting for itself and for no other Person in making such Request: and

(x)                                   Buyer has disclosed the structure of Transactions to be entered into under this Agreement and the Documents to its independent auditors.

(b)                 In addition, by making a Request for Bank to offer to purchase a Receivable, Buyer represents and warrants as to each Purchased Receivable identified in such Request that on the date of such Request:

(i)                                     it complies in all material respects with all applicable legal requirements (including OFAC sanctions regulations);

(ii)                                  it constitutes a valid and binding unconditional obligation of Buyer to pay the Face Amount of such Confirmed Receivable to the Supplier specified in such Request and is not subject to any defense, set-off or counterclaim;

(iii)                               all goods and services represented by the Receivable have been fully delivered and performed;

(iv)                              it provides for payment by Buyer of the Face Amount in Dollars;

(v)                                 it is not past its Maturity Date;

(vi)                              it is not the subject of any legal or arbitral proceeding or Customer Dispute except a Credit Memo applied by Bank to reduce an amount paid by Bank to the relevant Supplier pursuant to paragraph 2(e); and

(vii)                           it is not subject to the Federal Assignment for Claims Act of 1940 or any other transfer restriction.

(c)                    Bank hereby represents and warrants as of the date of this Agreement and of each Offer that:

(i)                                     it has all necessary power and authority to enter into and perform this Agreement;

(ii)                                  it has obtained all authorizations, consents and approvals required for it to enter into this Agreement and has or shall, in a timely manner, file such notices or filings or obtain such other approvals as may be required for it to perform this Agreement in accordance with its terms, except in either case as could not be expected to have a Material Adverse Effect;

(iii)                               this Agreement constitutes the legal, valid and binding obligation of Bank, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law;

(iv)                              the execution, delivery and performance of this Agreement or any Document by Bank does not and will not contravene (A) its charter, by-laws or other organizational documents, (B) any order or writ binding on or affecting Bank or its properties, or (C) any other agreement or arrangement to which Bank is a party or by which it or its properties may otherwise be bound, the contravention of which agreement or arrangement would have a Material Adverse Effect.

8.                   Assignment of Rights against Suppliers. To the extent Bank purchases a Confirmed Receivable for which Bank remains unpaid on or after the Due Date therefor, Bank may assert rights of Buyer and Buyer shall cooperate with Bank in its assertion of Buyer’s rights against the relevant Supplier, the Supplier’s rights against Buyer and any other rights that Bank may have by subordination, subrogation, reimbursement, indemnity or assignment.

9.                   Events of Default; Obligations Due; Remedies.

(a)                    Each of the following shall be an “Event of Default” under this Agreement: (i) Buyer shall fail to pay any sum payable under paragraph 2(a)(ii) or when due or any sum payable under paragraph 2(a)(iii) within five (5) Business Days of the date when due; (ii) Buyer shall fail to pay any other amount due hereunder in respect of any of the Obligations for a period of 10 days after written notice thereof by Bank to Buyer; (iii) Buyer shall (A) fail to perform any agreement contained herein in paragraph 5(d) or (B) shall fail to perform any other agreement contained herein or in any Document, and in the case of this clause (B) such failure is not cured within thirty (30) days after written notice thereof by Bank to Buyer; (iv) any representation or warranty made or deemed made by Buyer in or in connection with any Document or any amendment or modification thereof or waiver thereunder, or in any report, certificate or other document furnished to Bank by Buyer pursuant to or in connection with any Document or any amendment or modification thereof or waiver thereunder, shall prove to have been materially incorrect when made or deemed made; (v) Buyer shall fail to pay any taxes when due and such taxes shall not be contested in good faith or the amount thereof reserved for in accordance with GAAP, which failure Bank shall in good faith determine has a Material Adverse Effect; (vi) there shall be commenced against Buyer any proceeding for enforcement of a money judgment, which proceeding shall not have been stayed within ten (10) Business Days, which proceeding Bank shall in good faith determine has a Material Adverse Effect; (vii) any indebtedness, obligation and/or liability of Buyer to any Person in an aggregate principal amount exceeding $10,000,000, including but not limited to Bank, shall not be paid or performed when due or any event or condition shall occur that shall result in any indebtedness, obligation or liability becoming due prior to its scheduled maturity or settlement date or permits (with or without the giving of notice, the lapse of time or both) the holder of such indebtedness or obligee to cause such indebtedness, obligation or liability to become due, or to require the prepayment, repurchase, redemption or defeasance thereof prior to its scheduled maturity or settlement date; (viii) Buyer shall become insolvent (however such insolvency may be evidenced or defined) or generally not be able to pay its debts as they become due, shall make a general assignment for the benefit of creditors, or shall suspend the transaction of its usual business or be expelled or suspended from any exchange, or if an application is made by any judgment creditor of Buyer for any order directing Bank to pay over money or to deliver other property, or a petition in bankruptcy shall be filed by or against Buyer or any proceeding shall be instituted by or against Buyer for any relief under any bankruptcy or insolvency laws or any law relating to the relief of debtors, readjustment of indebtedness, reorganization, composition or extensions; or (ix) if a receiver or custodian shall be appointed for, or a writ or order of attachment or garnishment shall be issued or made against, any of the property or assets of Buyer which event Bank shall in good faith determine has a Material Adverse Effect, or (xi) Buyer shall indicate that any of the foregoing has occurred or will occur.

(b)                   Upon the occurrence of an Event of Default, and at any time thereafter during its continuance:

(i)                                     Bank may by notice to Buyer (other than in the case of an Event of Default described in paragraph 9(a)(ix)) (A) terminate the Commitment, and thereupon the Commitment shall terminate immediately, and/or (B) declare the Obligations due and payable forthwith;

(ii)                                  in case of any Event of Default with respect to Buyer described in paragraph 9(a)(ix),  the Commitment shall automatically terminate and the Obligations shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by Buyer and

(iii)                               in addition to all other rights and remedies it may have at law or in equity, Bank may (but shall not be required to), without demand for payment or notice to Buyer, and in addition to any other right of set-off which Bank may have, (A) debit the Buyer Account or any other account maintained by Buyer with any office of Bank or any Affiliate of Bank (now or in the future) and set-off and apply any balance or deposits (general, special, time, demand, provisional, final, matured, unmatured, contingent or absolute) in the account(s) and any sums due or payable from Bank or any Affiliate of Bank, to the payment of any and all Obligations owed by Buyer to Bank and/or (B) advance funds to Buyer under any line of credit (committed or uncommitted) made available to Buyer by Bank and apply such funds to said Obligations.

10.            Joint and Several Obligations. Buyer waives any defense whatsoever which might constitute a defense available to, or discharge of, a surety or a guarantor.  If any Affiliate of Buyer signs this Agreement, Buyer shall be jointly and severally liable hereunder for all Obligations of such Affiliate and all the terms and provisions regarding liabilities and obligations of Buyer shall also include any liabilities and obligations of such Affiliate.  Any Affiliate of Buyer that executes this Agreement and becomes a Buyer shall be severally liable for its Obligations hereunder.

11.            Jurisdiction; Waiver of Jury Trial.

(a)                    Each party submits to the nonexclusive jurisdiction of any state or federal court located in the Borough of Manhattan, City of New York, State of New York, and agrees that any such court shall be a proper forum for any action or suit brought by a party hereunder.  Service of process in any legal action or proceeding arising out of or in connection with this Agreement, any Instruction or any Transaction may be made upon a party by mailing a copy of the summons to such party at the address set forth herein or such other address as shall be notified to the other party hereto.

(b)                   No legal action or proceeding arising out of or in connection with this Agreement, any Document, any Instruction or any Transaction may be brought by Buyer against Bank except in a state or federal court located in the Borough of Manhattan, City of New York, State of New York.

(c)                    EACH PARTY WAIVES THE RIGHT TO A TRIAL BY JURY IN RESPECT OF  ANY LEGAL ACTION OR PROCEEDING IN WHICH BANK AND BUYER ARE   PARTIES (WHETHER OR NOT THE ONLY PARTIES) ARISING OUT OF OR IN  CONNECTION WITH THIS AGREEMENT, ANY INSTRUCTION OR ANY PURCHASED RECEIVABLE. BUYER WAIVES THE RIGHT TO INTERPOSE ANY CLAIM, SETOFF OR COUNTERCLAIM OF ANY NATURE OR DESCRIPTION.

12.            Applicable Law; Severability. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York (including Section 5-1401 of the General Obligations Law of the State of New York). Any provisions of this Agreement which may be determined by competent authority to be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.  To the extent permitted by applicable law, Buyer hereby waives any provision of law which prohibits or renders unenforceable any provision of this Agreement.

13.            No Third Party Benefits; Successors; Assignment; Disclosure.

(a)                    This Agreement shall be binding upon and inure to the benefit of Bank and Buyer and their respective successors and permitted assigns. Bank may assign or sell participations in all or any part of any Obligation or this Agreement or any Document to another entity. The Bank and its successors and assigns, including any Investor, assignee, purchaser, pledgee or other transferee of any Confirmed Receivable, may rely upon and shall be entitled to all of the rights and benefits of this Agreement as if it were delivered by Buyer to them. This Agreement may not be assigned by Buyer without the prior written consent of Bank.

(b)                   Bank may distribute credit information about Buyer and its Confirmed Receivables to

(i)                                     potential assignees and participants,

(ii)                                  any special purpose entity into which any purchased receivables are sold or which issues securities backed by an interest in the purchased receivables(each, a “Conduit Assignee”),

(iii)                               any rating agency,

(iv)                              any placement agent, credit enhancement provider or liquidity provider for any Conduit Assignee, and

(v)                                 in the case of limited information concerning the nature and amount of the transaction (but not the names or specific information about the Buyer or the Suppliers), any purchaser of securities issued by a Conduit Assignee, and to any directors, employees, agents, representatives, auditors or counsel of Bank or any of the foregoing, provided in each case that in the case of any person described in clause (i), (ii) or (iv) above, such person has agreed for the benefit of Buyer to be bound by confidentiality obligations comparable to those set forth in a confidentiality agreement between Buyer and Bank.

14.            Integration; Delivery by Facsimile; Notices. This Agreement, together with all Documents delivered in connection herewith and (subject to paragraph 18), constitutes the entire contract among the parties relating to the subject matter of this Agreement and supersedes any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.  This Agreement may be signed and delivered by facsimile transmission. Notices to Bank shall be sent to the address of Bank as set forth below its signature line hereto and shall be delivered by hand, overnight courier or certified mail, return receipt requested or, where specified herein, by Electronic Transmission. Notices to Buyer shall be sent to the address of Buyer set forth below its signature line hereto, and shall be delivered by hand, overnight courier or certified mail, return receipt requested, or where specified herein, by Electronic Transmission.  Any Electronic Transmission sent or received on a day other than a Business Day shall be deemed to have been sent or received on the next succeeding Business Day.

15.            Amendment; Waiver. Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing signed by both Bank and Buyer.  Any waiver granted by Bank hereunder, unless expressly stated therein, shall not be effective as to any Transaction which occurs subsequent to the date of such waiver, nor as to any continuance of a breach after such waiver.  Bank’s consent to any amendment, change, waiver, or modification does not mean that Bank shall consent or has consented to any other or subsequent Instruction to amend, change, modify, or waive a term of this Agreement or any Document.

16.          Survival. This Agreement shall be effective as of the date hereof. All covenants, agreements, representations and warranties made by either party herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall survive the execution and delivery of this Agreement. All covenants, agreements, representations and warranties made by Buyer shall be considered to have been relied upon by the Bank and shall continue in full force and effect as long as any Purchased Receivable or any fee or any other amount payable under this Agreement is outstanding and unpaid and so long as the Commitment have not expired or terminated.  The provisions of paragraphs 2, 5, 6, 8, 10, 11, 12, 13, 16 and 18 shall survive and remain in full force and effect regardless of the consummation of the Transactions contemplated hereby, the repayment of the Purchased Receivables, or the termination of the Commitment or this Agreement or any provision hereof.

17.            Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.

18.            Conflicts. To the extent that any provisions of the Electronic Services Agreement are inconsistent with the provisions of this Agreement, the provisions of the Electronic Services Agreement shall apply.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

/s/ JPMORGAN CHASE BANK, NATIONAL ASSOCIATION

Payment Instructions:

Address for Notices:

JPMorgan Chase Bank, N.A.

c/o JPMorgan Treasury Technologies Corporation

10420 Highland Manor Drive,

Block 2, Floor 4

Tampa, Florida 33610

Attention: Supply Chain Finance Department

Telephone No.: (866) 833-2703

Telecopy No.:   (813) 432-5009

Email: SB.APAR@jpmorgan.com

With a copy to:

JPMorgan Chase Bank, N.A.

One Chase Manhattan Plaza

3rd Floor

New York, New York 10081

Attention: Global Trade Product Management

/s/ THE PEP BOYS - MANNY, MOE & JACK (COMPANY)

Address for Notices:

   3111 West Allegheny Avenue

   Philadelphia, Pennsylvania 19132

Attention: Bernard K. McElroy

Telephone Number: (215) 430-9203

Fax Number:  (215) 430-9531

E-mail Address: bernie_mcelroy@pepboys.com